Exhibit 35

EXECUTION VERSION

June 4, 2014

CONFIDENTIAL

Deutsche Bank Securities Inc.

As Representative of the Several Initial Purchasers

c/o	Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

Re:	SunPower Corporation

Senior Convertible Debentures due 2021

Ladies and Gentlemen:

We refer to the purchase agreement expected to be entered into on or around [June 5, 2014] (the “Purchase Agreement”) between SunPower Corporation (the “Company”) and Deutsche Bank Securities Inc. (“DBSI”), as Representative of the several Initial Purchasers to be named therein (the “Initial Purchasers”), with respect to the Senior Convertible Debentures due 20[21] (the “Securities”) proposed to be sold by the Company thereunder to the Initial Purchasers and issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and Wells Fargo Bank National Association, as trustee. This letter agreement (the “Letter Agreement”), when agreed to and accepted by DBSI, will evidence the agreement between the Initial Purchasers and Total Energies Nouvelles Activités USA, a société par actions simplifiée organized under the laws of the Republic of France (the “Acquiring Party”), regarding the commitment (the “Commitment”) by the Acquiring Party to purchase Securities from the Initial Purchasers, which Securities the Initial Purchasers will acquire in connection with the offering of the Securities pursuant to the Purchase Agreement (the “Offering”). As used herein, “Underlying Securities” means the shares of common stock of the Company, par value $0.001 per share, into which the Securities are convertible.

In consideration of the mutual covenants and agreements of the parties herein, the Acquiring Party and the Initial Purchasers agree as follows:

1. The Acquiring Party agrees that the Commitment consists of its obligation to purchase, in the aggregate, $250 million of the aggregate principal amount of the Securities to be issued in the Offering or, if less, 63% of the aggregate principal amount of the Securities to be issued in the Offering, rounded down to the nearest integral multiple of $1,000 (the “Aggregate Purchase Amount”).

2. The Acquiring Party hereby acknowledges and agrees that the purchase price for the Securities shall be equal to the initial offering price of the Securities as set forth on the cover of the final offering memorandum relating to the Offering (the “Purchase Price”).

3. The Initial Purchasers hereby covenant and agree, severally and not jointly, that they will in the aggregate sell to the Acquiring Party the Aggregate Purchase Amount of the Securities at the Purchase Price.

4. The Acquiring Party hereby acknowledges, represents and warrants, and agrees with each of the Initial Purchasers that:

(a) the Acquiring Party (i) is (A) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (B) an institutional “accredited investor” within the meaning of Rule 501(a)(1)(3) or (7) of the Securities Act; (ii) is aware that the sale to it is being made in reliance on Rule 144A or another applicable exemption under the Securities Act; and (iii) is acquiring the Securities for its own account and not with a view to any distribution of the Securities;

(b) (i) the Securities are being offered in a transaction not involving any public offering in the United States within the meaning of the Securities Act; (ii) the Securities have not been and will not be registered under the Securities Act or qualified under any state or foreign securities laws; (iii) the Securities may not be offered for sale, sold, assigned or transferred unless the Securities are registered or an exemption from the registration and prospectus delivery requirements of the Securities Act is available; and (iv) there is no assurance that such an exemption from registration will ever be available or that the Securities will ever be able to be sold;

(c) (i) the Securities will be delivered in registered form only; (ii) the certificate delivered in respect of the Securities will bear a legend as set forth in the Indenture for the Securities to the effect of paragraph (b) above; and (iii) such certificate for the Securities will be reissued without such legend only in the event of a disposition of the Securities in accordance with the relevant provisions of the Indenture governing the Securities; and

(d) it (i) has all requisite power and authority to enter into this Letter Agreement and perform its obligations hereunder; (ii) has taken all necessary action to duly authorize the execution, delivery and performance of this Letter Agreement and the consummation of the transactions contemplated hereby; and (iii) has duly executed and delivered this Letter Agreement and, assuming due execution and delivery by DBSI, this Letter Agreement constitutes a valid and binding obligation of the Acquiring Party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, re-organization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity), and except that rights to indemnity and contribution under this Letter Agreement may be limited by applicable law and public policy.

5. The Acquiring Party acknowledges and agrees that, so long as the Acquiring Party is an “affiliate” of the Company (as such term is defined in Rule 144 (“Rule 144”) promulgated under the Securities Act) it will not, nor will it permit any of its affiliates to, for a period of one year from the date of issuance, resell any of the Securities or the Underlying Securities that have been acquired by any of them, other than (i) pursuant to an effective resale registration statement under the Securities Act, (ii) pursuant to the exemption from registration provided by Rule 144, if available, or (iii) pursuant to any other available exemption from the registration requirements of the Securities Act so long as, in the case of any transfer pursuant to clause (iii), the transferee agrees to be bound by the restrictions applicable to the Acquiring Party for so long as such transferred Securities or Underlying Securities, as the case may be, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and to accept such Securities or Underlying Securities, as the case may be, in registered definitive certificated form.

6. The Acquiring Party acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Letter Agreement is an arm’s-length commercial transaction between the Acquiring Party and the Initial Purchasers, (ii) in connection therewith and with the process leading to such transaction each of the Initial Purchasers is acting solely as a principal and not the agent or fiduciary of the Acquiring Party, (iii) none of the Initial Purchasers has assumed an advisory or fiduciary responsibility in favor of the Acquiring Party with respect to the Offering or the purchase contemplated hereby or the process leading thereto irrespective of whether such Initial Purchaser has advised or is currently advising the Acquiring Party on other matters or any other obligation to the Acquiring Party except the obligations expressly set forth in this Letter Agreement, and (iv) none of the Initial Purchasers nor any person representing the Initial Purchasers has made any representation with respect to the Company or the Offering.

7. The Acquiring Party acknowledges and agrees that the Company may rely on the representations, warranties and covenants given by it herein as if the Company were a party to this Letter Agreement.

8. As of the date hereof, the Acquiring Party shall enter into a lock-up agreement with the Initial Purchasers, substantially in the form attached hereto as Exhibit A (the “Lock-Up Agreement”).

9. Each of the Initial Purchasers and the Acquiring Party hereby acknowledge and agree that the Initial Purchasers’ obligation to sell the Securities, and the Acquiring Party’s obligation to buy the Securities, is expressly subject to the consummation of the Offering upon the terms and conditions set forth in the Purchase Agreement. The agreements contained herein shall terminate upon receipt by the Acquiring Party of written notice of a decision by the Initial Purchasers not to proceed with the Offering.

10. This Letter Agreement shall terminate and be of no further force and effect if (i) the Purchase Agreement is not executed within four business days hereof, (ii) in the event the Purchase Agreement is executed but the closing of the Offering does not occur as a result of a termination of the Purchase Agreement prior to such scheduled closing, or (iii) in the event that the Company notifies the Initial Purchasers in writing that it has decided to abandon the Offering to the Initial Purchasers; provided, that in the event of any such termination, the provisions of paragraphs (11) and (13) shall survive such termination.

11. The Acquiring Party agrees to indemnify and hold each of the Initial Purchasers harmless, and each person, if any, who controls such Initial Purchaser within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, from and against any and all direct losses, claims, damages, liabilities and expenses arising out of or based upon (i) an inaccuracy or breach of any representations or warranties of the Acquiring Party in this Letter or (ii) any failure by the Acquiring Party to perform any agreement or obligation hereunder.

12. The Letter Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and no other person shall have any rights or obligations hereunder. Neither the Initial Purchasers nor the Acquiring Party may assign (whether by operation of law or otherwise) the obligations set forth herein.

13. Each of the Initial Purchasers, severally and not jointly, and the Acquiring Party hereby agrees and acknowledges that any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Letter Agreement (a “Claim”) may be commenced, prosecuted or continued in any court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Acquiring Party consents to the exclusive jurisdiction of such courts and personal service with respect thereto and waives to the extent permitted by applicable law any objection to such venue. Each party hereto waives to the extent permitted by applicable law any right to trial by jury in any action, claim, suit or proceeding with respect to the matters contained herein. The Acquiring Party agrees to the extent permitted by applicable law that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon it and may be enforced in any other courts to the jurisdiction of which the Acquiring Party is or may be subject, by suit upon such judgment.

14. This Letter Agreement and the Lock-Up Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior oral or written (and all contemporaneous oral) agreements or understandings with respect to the subject matter hereof.

15. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK.

16. This Letter Agreement may be executed in multiple counterpart copies, each of which shall be considered an original and all of which shall constitute one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

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Please confirm your agreement with the foregoing by signing this Letter Agreement in the space provided below as confirmation of our mutual understandings and agreements, whereupon this Letter Agreement shall become a binding agreement by and among the parties hereto.

Very truly yours,

TOTAL ENERGIES NOUVELLES ACTIVITÉS USA

By:	/s/ Jean-Yves Dallin
	Name:	Jean-Yves Dallin
	Title:	Managing Director

[Signature Page to Commitment Letter Agreement]

AGREED AND ACCEPTED:

DEUTSCHE BANK SECURITIES INC.

Acting on behalf of itself and as

Representative of the several

Initial Purchasers

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Andrew Yaeger
Name:	Andrew Yaeger
Title:	Managing Director

By:	/s/ Andrew Clark
Name:	Andrew Clark
Title:	Director

[Signature Page to Commitment Letter Agreement]

EXHIBIT A

Form of Lock-Up Agreement

            , 2014

SunPower Corporation

77 Rio Robles

San Jose, CA 95134

Deutsche Bank Securities Inc.

As Representative of the Several Initial Purchasers,

c/o	Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York 10005

Ladies and Gentlemen:

As an inducement to the Initial Purchasers to execute the Purchase Agreement, pursuant to which the offering will be made of Senior Convertible Debentures due 2021 (the “Debentures”) of SunPower Corporation, and any successor (by merger or otherwise) thereto (the “Company”), such Debentures to be convertible into shares of Common Stock, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Deutsche Bank Securities Inc. In addition, the undersigned agrees that, without the prior written consent of Deutsche Bank Securities Inc., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for the Common Stock. Shares of Company common stock, par value $0.001, regardless of class, are referred to herein as “Common Stock.”

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the initial purchase date set forth on the final offering memorandum used to sell the Securities (the “Private Offering Date”) pursuant to the Purchase Agreement, to which you are or expect to become parties.

Except as provided in this paragraph, any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Agreement. Any Common Stock acquired by the undersigned in the open market will not be subject to this Agreement. The acquisition of any Common Stock pursuant to the settlement of restricted stock units and, in connection therewith, any forfeitures, sales or transfers to satisfy tax withholding and remittance obligations of the undersigned in connection with the vesting of such restricted stock units will not be subject to this Agreement. A transfer of Common Stock to a family member, trust, affiliate, partner or member of such person, or as a bona fide gift, may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). Any securities sold in accordance with a plan entered into pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and existing prior to the date hereof, will not be subject to this Agreement. In addition, notwithstanding anything herein, this letter agreement shall not restrict, or be deemed to restrict, the undersigned from entering into any new, or renewing or amending any existing plan adopted and established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended; provided that in connection with the entry, renewal or amendment of such plan, no Securities shall be scheduled for sale thereunder during the Lock-Up Period; and provided further, that the undersigned agrees not to issue, or have on the undersigned’s behalf issued, a press release or to make a filing with the Securities and Exchange Commission, unless required by law.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement.

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Private Offering Date shall not have occurred on or before July 31, 2014. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

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Very truly yours,

Name:
Title: